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                                                                      EXHIBIT 12

                       CROWN CASTLE INTERNATIONAL CORP.
            COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES AND
       EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
                            (DOLLARS IN THOUSANDS)

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                                                                            YEARS ENDED DECEMBER 31,
                                                      ---------------------------------------------------------------------
                                                       1996            1997             1998            1999          2000
                                                       ----            ----             ----            ----          ----
Computation of Earnings:
  Income (loss) before income taxes,
   minority interests, extraordinary
   item and cumulative effect of change
   in accounting principle                            $  (947)        $(11,893)        $(35,747)       $(91,316)      $(202,324)
  Add:
    Fixed charges (as computed below)                   1,912            9,825           32,296         126,675         271,994
    Equity in losses (earnings) of
     unconsolidated affiliate                              --            1,138           (2,055)             --              --
                                                      -------         --------         --------        --------       ---------
                                                      $   965         $   (930)        $ (5,506)       $ 35,359       $  69,670
                                                      =======         ========         ========        ========       =========

Computation of Fixed Charges and Combined
 Fixed Charges and Preferred Stock
 Dividends:
  Interest expense                                    $ 1,748         $  7,095         $ 11,179        $ 60,971       $ 160,291
  Amortization of deferred financing
   costs and discounts on long-term debt                   55            2,159           17,910          49,937          81,003
  Interest component of operating lease
   expense                                                109              571            3,207          15,767          30,700
                                                      -------         --------         --------        --------       ---------
    Fixed charges                                       1,912            9,825           32,296         126,675         271,994
  Preferred stock dividends                                --            2,199            5,411          28,881          59,469
                                                      -------         --------         --------        --------       ---------
    Combined fixed charges and preferred
     stock dividends                                  $ 1,912         $ 12,024         $ 37,707        $155,556       $ 331,463
                                                      =======         ========         ========        ========       =========
Ratio of Earnings to Fixed Charges                         --               --               --              --              --
                                                      =======         ========         ========        ========       =========
Deficiency of Earnings to Cover Fixed
 Charges                                              $   947         $ 10,755         $ 37,802        $ 91,316       $ 202,324
                                                      =======         ========         ========        ========       =========
Ratio of Earnings to Combined Fixed
 Charges and Preferred Stock Dividends                     --               --               --              --              --
                                                      =======         ========         ========        ========       =========
Deficiency of Earnings to Cover Combined
 Fixed Charges and Preferred Stock
 Dividends                                            $   947         $ 12,954         $ 43,213        $120,197       $ 261,793
                                                      =======         ========         ========        ========       =========

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